UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 17, 2020

GP Strategies Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7234			52-0845774
(Commission File Number)			(IRS Employer Identification No.)

70 Corporate Center
11000 Broken Land Parkway, Suite 200,	Columbia	MD	21044
(Address of Principal Executive Offices)			(Zip Code)

(443) 367-9600
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPX	NYSE (New York Stock Exchange)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e)

Amendments to Long-Term Incentive Program

On November 17, 2020 the Board of Directors of GP Strategies Corporation (the “Company”), on the recommendation of its Compensation Committee, approved certain changes to its Long-Term Incentive Program (“LTIP”), which will be effective beginning with 2021 grants. The LTIP provides for annual grants of performance-based restricted stock units to certain officers of the Company, including its Named Executive Officers, under its 2011 Stock Incentive Plan (the “2011 Plan”).

The changes to the LTIP simplify and slightly expand the participation in the LTIP, revise the target level of compensation for each participant and change the performance measure that will be used. The Board believes that these changes, together with the changes to the Company’s Short-Term Incentive Program (“STIP”) described below, provide key employees with total compensation and a mix of forms of compensation that are in line with the Company’s compensation philosophy and provide the employees with appropriate and effective incentives to remain with the Company and to achieve objectives that advance the interests of the stockholders.

The LTIP has been amended so that all senior vice presidents and above will participate, versus the previous participant group consisting of the Chief Executive Officer, President and selected executive vice presidents and senior vice presidents.

The LTIP provides a target level of compensation for each participant. Previously, this target level was determined by multiplying the officer’s annual base salary by a number, which was 1.3 times salary for our CEO, 1.1 times salary for our President, 0.8 times salary for executive vice presidents and 0.6 times salary for senior vice presidents who participated in the plan. Under the LTIP as amended, each participant gets a fixed target level of equity. These amounts were set at $500,000 for Chief Executive Officer and President Adam H. Stedham, $225,000 for executive vice presidents (which includes Named Executive Officers Michael R. Dugan and Donald R. Duquette) and the General Counsel, and $135,000 for senior vice presidents. Under the previous LTIP, Mr. Stedham would have received a grant with a value of $618,000, and Mr. Dugan and Mr. Duquette would have received grants with a value of $238,000

The LTIP provides for the performance measure to be used in determining whether the grants will vest. Previously the LTIP provided that grants would vest based on percentage compound annual growth rate (“CAGR”) in “Equity Value per Share” over a three-year measurement period. Under the LTIP as amended, the RSUs granted to participants will vest on the third anniversary of the grant date if during the performance period the Company achieves certain levels of growth in the volume weighted adjusted price per share (VWAP) of the Company’s common stock from the average daily VWAP the last 20 trading days of the year before the performance period. Under the LTIP as revised, the Board or Compensation Committee will establish the VWAP growth targets at which 25%, 35% and 40% of the RSUs will be earned. These levels will be established to represent significant growth from the base amount.

The foregoing is only a summary of the LTIP as amended and is qualified by the terms and conditions of the LTIP as amended in its entirety, which the Company expects to include as an exhibit with its quarterly report on Form 10-K to be filed in respect of the year ended December 31, 2020.

Amendments to Short-Term Incentive Plan

On November 17, 2020 the Board of Directors of the Company, on the recommendation of its Compensation Committee, approved certain changes to its Short-Term Incentive Program (“STIP”), which will be effective beginning with the 2021 calendar year. The STIP provides for the possible payment of annual cash bonuses to eligible employees of the Company and its subsidiaries, including Named Executive Officers Mr. Stedham, Mr. Dugan and Mr. Duquette.

The changes to the STIP expand the participant pool, decrease the target award level for certain participants and set target award levels for new participants, change from several discrete levels of payment to a continuous, interpolated bonus payment between the minimum and maximum performance objectives, simplify the trigger for payments and modify or establish the mix of corporate and individual performance objectives for certain participants.

The STIP as amended has been expanded from the previous participant pool of all vice presidents and above to all director-level (the level below vice president in the Company’s structure) and above employees. Previously cash bonuses to director-level employees were funded through a Discretionary Pool under the STIP. As part of these changes, the Discretionary Pool has been eliminated.

The STIP provides a target short-term incentive opportunity for participants in terms of base salary as of January 1 of the relevant year. Previously this was 75% of annual base salary for Category 1 (executive vice presidents and above, which includes all Named Executive Officers), 50% of annual base salary for Category 2 (senior vice presidents), and 30% of annual base salary for Category 3 (vice presidents). The STIP as amended revises these amounts to 60%, 40% and 25% respectively, and sets the opportunity for Category 4 (senior directors) at 7.5% and Category 5 (directors) at 5%.

For Categories 1 (which includes all Named Executive Officers) and 2, payments will continue to be based 100% on the achievement of Company-level objectives. For Category 3, the amount attributable to individual goals will be reduced from 50% to 25% and for Categories 4 and 5 the amount attributable to individual goals will be set at 50%.

Previously, participants in the STIP generally had the opportunity to earn 20% (Minimum Level), 60% (Medium Level), 100% (Target Level) or 150% (Maximum Level) of their target compensation based on their levels of achievement on the various performance measures. Under the amended STIP, the Board or Compensation Committee will set performance objectives at which 20% (Minimum Level), 100% (Target Level) and 150% (Maximum Level) of the target STIP payment will be earned and payments will be interpolated between those levels.

Previously, the previous STIP no bonuses would be paid unless the Company satisfied a minimum EBITDA target and total bonus payments were calculated based on the combination of the achieved levels for revenue and EBITDA measures, except that achievement of one measure cannot exceed more than one level above the other. Under the amended STIP there is still a minimum EBITDA target but once that is satisfied, payments are made based on achievement on each measure, without regard to the other.

The foregoing is only a summary of the STIP as amended and is qualified by the terms and conditions of the STIP as amended in its entirety, which the Company expects to include as an exhibit with its quarterly report on Form 10-K to be filed in respect of the year ended December 31, 2020.

Item 5.03

Amendments to By-Laws

On November 17, 2020 the Board of Directors of approved certain amendments to the Company’s By-Laws so that the Chief Executive Officer will have concurrent authority with the Board of Directors to appoint vice presidents and assistant secretaries and treasurers of the Company. The Board retains exclusive authority to appoint senior vice presidents and above.

The foregoing description of the amendments is qualified in its entirety by reference to the amended by-laws which is filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	GP Strategies Corporation Amended and Restated By-Laws, including all amendments through November 17, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: November 23, 2020	/s/ James L. Galante
James L. Galante
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	GP Strategies Corporation Amended and Restated By-Laws, including all amendments through November 17, 2020.